UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2009

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 13, 2009, Cisco Systems, Inc. (“Cisco”) announced a definitive agreement for Cisco to acquire Starent Networks, Corp. (“Starent Networks”). Starent Networks is a leading supplier of IP-based mobile infrastructure solutions targeting mobile and converged carriers.

Under the terms of the agreement, Cisco will pay $35 per share in cash in exchange for each share of Starent Networks and assume outstanding equity awards for an aggregate purchase price of approximately $2.9 billion. The acquisition has been approved by the boards of directors of both companies.

The acquisition is expected to close during the first half of calendar year 2010; however, the close date is subject to customary closing conditions and regulatory reviews.

Certain Starent Networks stockholders that hold in the aggregate approximately 13.8 million shares or approximately 19.1% of the total outstanding shares of Starent Networks common stock, have agreed to vote their shares in favor of the transaction.

Prior to the close, Cisco and Starent Networks will continue to operate as separate companies. Upon completion of the transaction, Starent Networks will become the new Mobile Internet Technology Group led by Starent Networks’ President and Chief Executive Officer Ashraf Dahod, within Cisco’s Service Provider Business which is led by Pankaj Patel, Senior Vice President/General Manager. Cisco expects the acquisition to be dilutive to non-GAAP earnings in fiscal years 2010 and 2011 and accretive to non-GAAP earnings in fiscal year 2012.

On October 13, 2009, Cisco and Starent Networks issued a press release relating to the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

This filing may be deemed to contain forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws, including the expected completion of the acquisition and the time frame in which this will occur and the impact of the acquisition on Cisco’s future non-GAAP earnings. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining Starent Networks’ stockholder and regulatory approval of the acquisition, the potential impact on the business of Starent Networks due to uncertainty about the acquisition, the retention of employees of Starent Networks and the ability of Cisco to successfully integrate Starent Networks’ market opportunities, technology, personnel and operations and to achieve anticipated results. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent Form 10-K filed with the SEC on September 11, 2009. Cisco undertakes no obligation to revise or update any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Starent Networks will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Starent Networks. Starent Networks’ stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Starent Networks. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Starent Networks by going to Starent Networks’ Investor Relations page on its corporate website at http://ir.starentnetworks.com.

Starent Networks and its officers and directors may be deemed to be participants in the solicitation of proxies from Starent Networks’ stockholders with respect to the acquisition. Information about Starent Networks executive officers and directors and their ownership of Starent Networks common stock is set forth in the proxy statement for the Starent Networks 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2009. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Starent Networks’ executive officers and directors in the proposed acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Starent Networks’ stockholders in favor of the approval of the proposed acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on September 23, 2009, and annual report on Form 10-K filed with the SEC on September 11, 2009. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Cisco Systems, Inc. and Starent Networks, Corp., dated October 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: October 14, 2009	By:	/S/ FRANK A. CALDERONI
	Name:	Frank A. Calderoni
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cisco Systems, Inc. and Starent Networks, Corp., dated October 13, 2009.